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                                                                    EXHIBIT 10.2

                          LOAN MODIFICATION AGREEMENT

     This LOAN MODIFICATION AGREEMENT is entered into as of December 29, 2000, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, MA 02462, doing business under the name "Silicon Valley East" ("Bank"), and MATRIXONE, INC., a Delaware corporation with its principal place of business at Two Executive Drive, Chelmsford, MA 01824 ("Borrower").

                                    RECITALS

     Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

     1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated as of December 29, 1998 between Borrower and Bank, as amended by Loan Modification Agreements dated as of September 28, 1999, December 28, 1999 and August 18, 2000, providing for an extension of credit up to a maximum of SEVEN MILLION AND NO/100THS DOLLARS ($7,000,000) for working capital and equipment finance purposes (the "Loan Agreement"). Borrower is also indebted to Bank pursuant to, among other documents, a Export-Import Bank Loan and Security Agreement dated as of January 21, 2000 between Borrower and Bank providing for an extension of credit up to a maximum of ONE MILLION AND NO/100THS DOLLARS ($1,000,000) (the "EXIM Loan Agreement").

     Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

     2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement and the EXIM Loan Agreement. Hereinafter, the Loan Agreement and the EXIM Loan Agreement, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

     3.  DESCRIPTION OF CHANGES IN TERMS - LOAN AGREEMENT.

     3.1 Modifications to Definitions. Section 1.1 of the Loan Agreement is hereby amended by substituting the following definitions for those set forth therein for the same terms:

          "Revolving Maturity Date" means December 28, 2001.

     3.2 Modifications to Foreign Exchange Sublimit. Section 2.1.3 of the Loan Agreement is hereby replaced in its entirety with the following:

          2.1.3 Foreign Exchange Sublimit. If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $1,500,000 (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

     3.3 Modification to Financial Reporting Provisions. Subsection 6.3(ii) of the Loan Agreement is hereby replaced in its entirety with the following:
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          (ii) Bank shall have a right from time to time hereafter, upon reasonable prior notice, but in all events prior to one or more Credit Extensions, other than FX Forward Contracts, aggregating more than $500,000 at a time when no Credit Extensions other than FX Forward Contracts are outstanding, to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

     3.4 Modifications to Financial Covenants. Sections 6.8, 6.9 and 6.10 of the Loan Agreement are hereby replaced in their entirety with the following:

          6.8  Adjusted Quick Ratio.  INTENTIONALLY OMITTED

          6.9 Tangible Net Worth. Borrower shall maintain, as of the last calendar day of each fiscal quarter, a Tangible Net Worth of not less than ONE HUNDRED MILLION Dollars ($100,000,000).

          6.10 Liquidity. Borrower shall maintain, as of the last calendar day of each fiscal quarter, cash on hand and cash equivalents of at least SEVENTY MILLION Dollars ($70,000,000).

     3.4 Modifications to Compliance Certificate. Exhibit D of the Loan Agreement is hereby replaced in its entirety with Exhibit D to this Agreement.

     4.  DESCRIPTION OF CHANGES IN TERMS - EXIM LOAN AGREEMENT.

     4.1 Modifications to Definitions. Section 13.1 of the EXIM Loan Agreement is hereby amended by substituting the following definitions for those set forth therein for the same terms:

          "Exim Maturity Date"  is December 28, 2001.

     5. FACILITY FEE. Borrower shall pay to Bank a Loan Agreement variance fee of $17,500 and an EXIM Loan Agreement variance fee of $12,500 as well as any out-of-pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

     6. CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower under these lines is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Loan Modification Agreement duly executed by Borrower;

          (b) payment of the fees and Bank Expenses then due specified in
Section 5 hereof; and

          (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Loan Modification Agreement.

     8. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the Indebtedness.

     9. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 7 hereof), the Existing Loan Documents remain unchanged and
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in full force and effect, (iii) Bank's agreement to modify the Existing Loan
Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement, and (vi) the terms of this Section 9 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

     10. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     11. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower": MATRIXONE, INC.       "Bank": SILICON VALLEY BANK, doing business
                                          as SILICON VALLEY EAST


By: /s/ Maurice "Moe" Castonguay   By: /s/ Jonathan Gray
   -----------------------------     ----------------------------
   Moe Castonguay, CFO               Jonathan Gray, SVP

                                  SILICON VALLEY BANK

                                  By: /s/ Heidi Fetty
                                     ----------------------------

                                  Title: AVP
                                        -------------------------
                                  (Signed in Santa Clara County, California)